PRESS RELEASE

deltathree Reports First Quarter 2007 Financial Results

New York, NY - May 3, 2007 - deltathree, Inc. (NASDAQ: DDDC), a leading provider of Voice over Internet Protocol (VoIP) hosted communications solutions for service providers, resellers and end-users worldwide, today announced financial results for the first quarter 2007 ended March 31, 2007.

First Quarter 2007 Highlights

•	Acquisition of Go2Call service provider and consumer VoIP business assets.

•	Collaboration with Panasonic on new GLOBARANGE line of hybrid VoIP cordless phones.

•	Launch of joip consumer VoIP service to exclusively support Panasonic hybrid VoIP phones..

•	Gross margin increased to 37% versus 33% in the year ago period.

•	Agreement extended with Verizon Communications to provide management services for Verizon’s VoiceWing consumer VoIP service.

•	Market America launched deltathree’s award winning Hosted Consumer VoIP Solution.

Revenues for the first quarter of 2007 totaled $8.3 million, a decrease of $2.4 million from the $10.7 million reported for the first quarter of 2006. In the sequential comparison, first quarter 2007 revenues declined $389,000 compared to revenues of $8.7 million reported for the fourth quarter ended December 31, 2006.

deltathree reported a GAAP net loss for the first quarter of 2007 of $397,000 or $(0.01) per share as compared to GAAP net income of $88,000 or $0.00 per share in the first quarter of 2006 and a GAAP net loss of $107,000 or $(0.00) per share for the fourth quarter of 2006. Approximately $191,000 of the loss recorded for the first quarter of 2007 was attributable to amortization associated with the purchase of Go2Call in February 2007.

Gross margin for the first quarter of 2007 was 37% compared with a gross margin of 33% for the first quarter of 2006 and 35% for the sequential quarter comparison.

deltathree reported adjusted EBITDA, or earnings before non-cash stock-based compensation, interest, taxes, depreciation and amortization, positive results for the first quarter of 2007 totaled $158,000 or $0.01 per share, compared to adjusted EBITDA of $485,000 or $0.02 per share in the first quarter of 2006 and $224,000 or $0.01 per share in the sequential quarterly comparison.

deltathree defines adjusted EBITDA as earnings before non-cash stock-based compensation, interest, taxes, depreciation and amortization. The Company uses adjusted EBITDA as a measure of the Company’s operating trends. Investors are cautioned that adjusted EBITDA is not a measure of liquidity or of financial performance under Generally Accepted Accounting Principles (GAAP). The adjusted EBITDA numbers presented may not be comparable to similarly titled measures reported by other companies. Adjusted EBITDA, while providing useful information, should not be considered in isolation or as an alternative to net income or cash flows as determined under GAAP. Consistent with the SEC Regulation G, the non-GAAP measures in this press release have been reconciled to the nearest GAAP measure, and this reconciliation is located under the heading "Reconciliation of Non-GAAP Financial Information to GAAP" following the Condensed Consolidated Statements of Operations included in this press release.

As of March 31, 2007, deltathree held approximately $13.7 million in cash, cash equivalents, short and long-term investments as well as restricted cash. This represents a decrease of $3.2 million compared to the $16.9 million held as of December 31, 2006. The sequential decline is primarily attributable to the outlay of approximately $2.5 million in cash related to the acquisition of Go2Call which closed during the first quarter of 2007 with the remaining cash utilization related to operational activities during the quarter.

During the first quarter of 2007 the number of deltathree active accounts increased to 505,000 covering consumer and service provider end user accounts, up from 425,000 active accounts as of the end of the fourth quarter of 2006. Contributing to the rise in active accounts during the quarter was the migration of active accounts associated with the Go2Call acquisition which closed during the second half of the first quarter. Active accounts are considered those that made or received a call during the quarter. During the same period, deltathree carried approximately 166.0 million retail minutes of VoIP traffic flow across its network from consumers and service providers, up from the 160.5 million carried during the fourth quarter of 2006.

deltathree Operational Review

Shimmy Zimels, President and Chief Executive Officer of deltathree, stated, “While the first quarter 2007 financial results were disappointing, coming in below our internal performance targets, the quarter was highlighted by several key strategic achievements to support our outlook for growth in the full year. Following the acquisition of the service provider and consumer VoIP assets of Go2Call late in the first quarter, we have now substantially completed the transition of customer accounts and expect the Go2Call business to begin contributing to full year 2007 revenue and earnings growth. Another important milestone during the quarter was the announcement of our strategic collaboration with Panasonic, the worldwide leader in consumer cordless phones, to launch Panasonic’s new GLOBARANGE line of hybrid VoIP cordless phones. In direct support of Panasonic’s move into the market for Hybrid VoIP phones, deltathree launched joip, our newly formed global consumer brand which is the exclusive provider of VoIP services for Panasonic’s GLOBARANGE line of phones.

“These strategic initiatives were complemented by a range of new service provider wins for our award winning Hosted Consumer VoIP Solution for customers such as Market America, UBIUS and Korail Networks Inc. which is the operator of South Korea’s high speed rail system, as well as a leading North American local exchange carrier. These achievements provide a range of new growth drivers for deltathree in 2007 which we believe will help support the Company’s return to GAAP profitability and sequential revenue growth in the near-term,” concluded Mr. Zimels.

Conference Call Details

The deltathree first quarter 2007 earnings conference call will be webcast live at 10:00 a.m. ET / 7:00 a.m. PT today, May 3, 2007. Investors are invited to listen to the live call by dialing 1-888-428-4472 in the United States or by dialing 1-612-332-0107 when calling internationally. Investors worldwide can also listen to the call live via deltathree’s Website, http://www.deltathree.com. Please go to the Website at least 15 minutes early to register, download, and install any necessary audio software. A replay of the call will also be available through the deltathree corporate Website.

Adjusted EBITDA Financial Disclosure

Investors are cautioned that the adjusted EBITDA, or earnings before non-cash stock-based compensation, interest, taxes, depreciation and amortization, information contained in this press release and the attached financial information is not a financial measure under generally accepted accounting principles. In addition, it should not be construed as an alternative to any other measures of performance determined in accordance with generally accepted accounting principles, or as an indicator of the Company’s operating performance, liquidity or cash flows generated by operating, investing and financing activities, as there may be significant factors or trends that it fails to address. Adjusted EBITDA financial information is presented because deltathree believes that it is helpful to some investors as one measure of the Company’s operations. deltathree cautions investors that non-GAAP financial information such as adjusted EBITDA, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare deltathree’s results with the results from other reporting periods and with the results of other companies.

About deltathree

Founded in 1996, deltathree, Inc. is a leading provider of integrated Voice over Internet Protocol (VoIP) telephony services, products, hosted solutions and infrastructure. deltathree offers high quality Internet telephony solutions that are viable and cost-effective alternatives to traditional telephone services. Supporting hundreds of thousands of active users around the world, deltathree serves customers through its two primary distribution channels: the Service Provider / Reseller channel and the direct-to-consumer channel. deltathree’s advanced solutions offer service providers and resellers a full spectrum of private label VoIP products and services, as well as a back-office suite of services. Utilizing advanced Session Initiation Protocol (SIP) technology, deltathree provides all the components to support a complete VoIP service deployment. deltathree’s Consumer Group consists of the award-winning iConnectHere direct-to-consumer offering and joip, the newly formed consumer brand that powers the VoIP service of Panasonic’s GLOBARANGE hybrid phone.

For more information about deltathree please visit our website: www.deltathree.com

For more information about iConnectHere, visit our web site at www.iConnectHere.com

For more information about joip, visit our web site at www.joip.com

Except for historical matters contained herein, the matters discussed in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Investors are cautioned that these forward-looking statements reflect numerous assumptions and involve risks and uncertainties that may affect deltathree's business and prospects and cause actual results to differ materially from these forward-looking statements, including expectations relating to our acquisition of the assets from Go2Call and expected synergies. Among the factors that could cause actual results to differ are: our failure to successfully integrate Go2Call assets and certain personnel into our business and achieve expected synergies; our failure to retain key customers and to retain certain personnel; uncertainty of our future profitability; our ability to expand our revenues from multiple sources and customer bases; our ability to obtain additional capital to finance operations and grow our business; decreasing rates of all related telecommunications services, which could prevent our future profitability; our limited operating history; our acquisition activity could disrupt our ongoing business; the public’s acceptance of VoIP telephony, and the level and rate of customer acceptance of our new products and services; the competitive environment of Internet telephony and our ability to compete effectively; fluctuations in our quarterly financial results; our ability to handle a large number of simultaneous calls; our ability to maintain and operate our computer and communications systems, without interruptions or security breaches; our ability to operate in international markets; our ability to retain key personnel to support our products and ongoing operations; our ability to provide quality and reliable service, which is in part dependent upon the proper functioning of equipment owned and operated by third parties; the uncertainty of future governmental regulation; the need for ongoing product and service development in an environment of rapid technological change; and other risk factors contained in deltathree's periodic reports on file with the SEC and available on the Internet at http://www.sec.gov. Except as required under the federal securities laws and the rules and regulations of the SEC, deltathree does not have any intention or obligation to update publicly any forward-looking statements after the distribution of this news release, whether as a result of new information, future events, changes in assumptions, or otherwise.

Investor Relations Contact:	Media Relations Contact:
Erik Knettel	Susan Park
The Global Consulting Group	deltathree, Inc.
(646) 284-9415	(212) 500-4836
ir@deltathree.com	pr@deltathree.com

(Tables follow)

DELTATHREE, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

($ in thousands)
	March 31,	December 31,
	2007	2006
ASSETS
Current assets:
Cash and cash equivalents	$3,323	$3,790
Restricted cash and short-term investments	9,262	12,067
Accounts receivable, net	1,129	1,286
Prepaid expenses and other current assets	536	444
Inventory	197	155
Total current assets	14,447	17,742
Restricted cash and long-term investments	1,085	$1,085
	1,085	1,085
Property and equipment:
Telecommunications equipment	18,198	18,147
Furniture, fixtures and other	645	639
Leasehold improvements	4,683	4,677
Computers hardware & software	8,669	8,474
	32,195	31,937
Less - accumulated depreciation	(28,856)	(28,479)
Property and equipment, net	3,339	3,458
Intangible assets	7,461
Deposits	111	110
Total assets	$26,443	$22,395

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,594	$2,916
Deferred revenues	1,375	1,099
Other current liabilities	1,659	1,545
Total current liabilities	5,628	5,560
Long-term liabilities:
Severance pay obligations	294	217
Total liabilities	5,922	5,777
Stockholders' equity:
Class A common stock, $0.001 par value	33	30
Additional paid-in capital	172,327	168,030
Accumulated deficit	(151,839)	(151,442)
Total stockholders' equity	20,521	16,618
Total liabilities and stockholders' equity	$26,443	$22,395

DELTATHREE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

($ in thousands, except share and per share data)

	Three months ended March 31,
	2007	2006

Revenues	$8,312	$10,749

Costs and operating expenses:
Cost of revenues	5,276	7,194
Research and development expenses	1,136	1,080
Selling and marketing expenses	1,227	1,202
General and administrative expenses	612	932
Depreciation and amortization	568	371

Total costs and operating expenses	8,819	10,779

Loss from operations	(507)	(30)

Interest income, net	120	129

(Loss) income before income taxes	(387)	99

Income taxes	10	11

Net (loss) income	$(397)	$88

Basic net (loss) income per share	$(0.01)	$0.00

Diluted net (loss) income per share	$(0.01)	$0.00

Basic weighted average number of shares outstanding	31,288,130	29,741,307

Diluted weighted average number of shares outstanding	31,288,130	30,673,141

DELTATHREE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
($ in thousands)

	Three months ended March 31,
	2007	2006
Income (loss) profit for the period	$(397)	88
Adjustments to reconcile (loss) profit for the year to net cash used in operating activities:
Depreciation and amortization	568	371
Amortization of deferred compensation	97	144
Capital gain, net	-	(1)
Increase in liability for severance pay	77	8
Provision for losses on accounts receivable	-	-
Changes in assets and liabilities:
Decrease (Increase) in accounts receivable	157	(673)
(Increase) decrease in other current assets	(92)	40
(Increase) decrease in inventory	(42)	31
(Decrease) increase in accounts payable	(689)	319
Increase in other current liabilities	114	168
(Decrease) increase in deferred revenues	(348)	205
	(158)	612
Net cash (used in) provided by operating activities	(555)	700

Cash flows from investing activities:
Acquisition of Go2Call	(2,509)	-
Purchase of property and equipment	(207)	(204)
Proceeds from sale of property and equipment	-	1
Net change in deposits	(1)	-
Short-term investments, net	2,805	(226)
Net cash provided by (used in) investing activities	88	(429)
Cash flows from financing activities:
Proceeds from exercise of employee options	-	4
Net cash provided by financing activities	-	4
(Decrease) Increase in cash and cash equivalents	(467)	275
Cash and cash equivalents at beginning of year	3,790	3,847
Cash and cash equivalents at end of the year	$3,323	$4,122
Supplemental schedule of cash flow information:
Cash paid for:
Taxes	$0	$11
Supplemental schedule of non cash investing
and financing activities:
Acquisition of fixed assets on credit	$0	$41
Schedule to reconcile the acquisition of Go2Call
Fixed Assets	$51	-
Intangible asset	$7,652	-
Accounts payable	($367)	-
Deferred revenues	($624)	-
Stock issuance	($4,203)	-
Total cash	$2,509	-

DELTATHREE, INC.
RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION TO GAAP
($ in thousands, except share and per share data)

	Three months ended March 31,
	2007	2006

Net (Loss) Profit	$(397)	$88

Depreciation	568	371
Stock Based Compensation	97	144
Interest Income	120	129
Taxes	10	11

Adjusted EBITDA	158	485

Basic adjusted EBITDA per share	$0.01	$0.02

Diluted adujsted EBITDA per share	$0.01	$0.02

Basic weighted average number of shares outstanding	31,288,130	29,741,307

Diluted weighted average number of shares outstanding	31,288,130	30,673,141

Adjusted EBITDA (earnings before non-cash stock-based compensation, interest, taxes, depreciation and amortization)

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